Exhibit 10.1

FIRST AMENDMENT TO THE AMENDED AND RESTATED 1998 STOCK INCENTIVE PLAN OF SIMON PROPERTY GROUP, L.P.

This First Amendment (the “Amendment”) to the Amended and Restated 1998 Stock Incentive Plan of Simon Property Group, L.P. is made and entered into as of the 13th day of February, 2014.

WHEREAS, Simon Property Group, L.P. (the “Operating Partnership”), by and through its sole general partner, Simon Property Group, Inc. (the “Company”), adopted the Amended and Restated Simon Property Group, L.P. 1998 Stock Incentive Plan effective as of May 17, 2012 (the “Plan”); and

WHEREAS, the Compensation Committee of the Company’s Board of Directors (the “Board”) has determined that it is advisable and in the best interests of the Company and the Operating Partnership to amend the Plan, and has recommend to the Board that it amend the Plan, as set forth below; and

WHEREAS, the Board may amend the Plan pursuant to Section 5.1(a) of the Plan; and

WHEREAS, the Board has determined on behalf of the Company, as the sole general partner of the Operating Partnership, that it is in the Company’s and the Operating Partnership’s best interests to amend the Plan as set forth below;

NOW THEREFORE, BE IT: RESOLVED, that

1.              Section 2.1 of the Plan is hereby amended to read as follows:

“The Committee may grant options to purchase shares of Common Stock in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine, subject to the terms of the Plan; provided, however, that (i) the maximum number of shares subject to all option awards granted to any Plan participant pursuant to the Plan in any calendar year shall not exceed 600,000 shares minus the number of shares subject to any other awards (which for the avoidance of doubt, includes the awards specified in Section 1.4(a)) granted to such Participant during such calendar year and (ii) the exercise price of any options shall not be less than fair market value on the date of grant.”

2.              Section 2.3(d) of the Plan is hereby amended to read as follows:

“(d) Limitation. The maximum number of shares subject to all stock appreciation rights awards granted to any Plan participant pursuant to the Plan in any calendar year shall not exceed (i)

600,000 shares, minus (ii) the number of shares subject to any other awards (which for the avoidance of doubt, includes the awards specified in Section 1.4(a)) granted to such Plan participant granted during such year.”

3.              Section 3.3(a) of the Plan is hereby amended to delete the phrase “any performance unit which is based solely on completion of a specified period of service must have a minimum period of service of thirty-six consecutive months, and”.

4.              Section 3.3(b) of the Plan is hereby amended to read as follows:

“(b) Terms. Each performance unit under the Plan shall relate to a specified maximum number of shares of Common Stock or Units and shall be exchangeable, in whole or in part, for shares of Common Stock on a one-for-one basis, or cash, as selected by the General Partner (or such other form of consideration as may be determined by the Committee in its sole discretion equivalent in value thereto) at the end of a specified Performance Cycle on such terms as may be established by the Committee. The number of such shares of Common Stock or Units which may be deliverable pursuant to such performance unit shall be based upon the degree of attainment of Performance Goals over a Performance Cycle as may be established by the Committee. The Committee may provide for full or partial credit, prior to completion of such Performance Cycle or achievement of the degree of attainment of the Performance Goals specified in connection with such performance unit, in the event of the participant’s death, disability, or such other circumstances, to the extent permitted by Code section 162(m), if applicable,  as the Committee may determine in its sole discretion to be fair and equitable to the participant or in the interest of the Partnership and its Affiliates.”

5.              Section 3.4 of the Plan is hereby amended to read as follows:

“3.4 Limitation. The total number of shares of Common Stock that may be issued pursuant to restricted stock awards, common stock awards and performance unit awards granted to any one participant pursuant to the Plan in any calendar year shall not exceed (i) 600,000, minus (ii) the number of shares subject to any other awards (which for the avoidance of doubt, includes the awards specified in Section 1.4(a)) granted to such participant during such year.”

6.              Section 4.1 of the Plan is hereby amended to insert the phrase “Subject to Section 3.4,” at the beginning of the first sentence of Section 4.1:

7.              This Amendment shall be governed by the laws of the state of Delaware applicable to agreements made and to be performed entirely within such state.

8.              This Amendment shall be binding upon and inure to the benefit of the Company, the Operating Partnership and participants in the Plan, and their respective successors, representatives and assigns.

9.              Capitalized terms not otherwise defined in this Amendment shall have the meanings set forth in the Plan. Further, except as expressly modified herein, all the terms, provisions and conditions of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.

Simon Property Group, L.P., a Delaware limited partnership

By:	Simon Property Group, Inc., a Delaware corporation, its general partner

	By:	/s/ John Rulli
John Rulli
Senior Executive Vice President,
Corporate Operations